EXHIBIT 14.1

Deloitte

                                                          Brightman Almagor 1
                                                          Azrieli Center
                                                          Tel Aviv 67021
                                                          P O.B. 16593
                                                          Tel Aviv 61164
                                                          Israel

                                                          Tel: +972 (3) 608 5555
                                                          Fax: +972 (3) 609 4022
                                                          Info@deloitte.co.il
                                                          wwwdeloitte com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of InkSure
Technologies Inc.

We have audited the accompanying consolidated balance sheet of InkSure Technologies Inc. ("the Company") and its subsidiaries as of December 31, 2004 and the related statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted Our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor Were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting Accordingly, we express no such opinion An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management. as well as evaluating the overall financial statement presentation We believe that our audit provides a reasonable basis for our opinion

In our Opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December .31, 2004 and the consolidated results of their operations and their consolidated cash flows for each of the years in the two year period ended December .31,2004 in conformity with US generally accepted accounting principles.


/s/ Brightman Almagor & Co.
----------------------------------
    Brightman Almagor & Co.

Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, lsrael
August 3, 2005

Audit. Tax.Consulting. Financial Advisory.

                                                        A member firm of
                                                        Deloitte Touche Tohmatsu